EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Variable Insurance Trust of our reports dated February 14, 2025, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended December 31, 2024. We also consent to the references to us within the introductory note and under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 29, 2025

Appendix A

Fund	Period
Goldman Sachs International Equity Insights Fund	January 1, 2024 - December 31, 2024
Goldman Sachs Large Cap Value Fund	January 1, 2024 - December 31, 2024
Goldman Sachs Mid Cap Growth Fund	January 1, 2024 - December 31, 2024
Goldman Sachs Mid Cap Value Fund	January 1, 2024 - December 31, 2024
Goldman Sachs Small Cap Equity Insights Fund	January 1, 2024 - December 31, 2024
Goldman Sachs Strategic Growth Fund	January 1, 2024 - December 31, 2024
Goldman Sachs U.S. Equity Insights Fund	January 1, 2024 - December 31, 2024
Goldman Sachs Core Fixed Income Fund	January 1, 2024 - December 31, 2024
Goldman Sachs Government Money Market Fund	January 1, 2024 - December 31, 2024
Goldman Sachs Trend Driven Allocation Fund	January 1, 2024 - December 31, 2024
Goldman Sachs Buffered S&P 500 Fund - Jan/Jul	January 1, 2024 - December 31, 2024
Goldman Sachs Buffered S&P 500 Fund - Mar/Sep	January 1, 2024 - December 31, 2024
Goldman Sachs Buffered S&P 500 Fund - May/Nov	January 1, 2024 - December 31, 2024